Exhibit (10)(iii)(A)(17.1)

AMENDMENT TO

BROADWING PENSION PLAN

This document (“this Amendment” or “the Amendment”) amends the Broadwing Pension Plan (the “Plan”) in the manner and for the purposes that are described below.

Preamble

1. Adoption and Effective Date of Amendment. This Amendment is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) and Revenue Ruling 2001-62. This Amendment is intended as good faith compliance with the requirements of EGTRRA and Revenue Ruling 2001-62 and is to be construed in accordance with EGTRRA (and guidance issued thereunder) and Revenue Ruling 2001-62. Except as otherwise provided, this amendment shall be effective as of the first day of the Plan’s first plan year beginning after December 31, 2001.

2. Supersession of Inconsistent Provisions. This Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

3. Definitions. Except as is otherwise provided in this Amendment or unless the context otherwise requires, any terms that are capitalized in this Amendment and that are defined in the Plan shall have the same meanings as they have under the Plan.

Section A. Limitations on Benefits

1. Effective Date. This section A, and the Plan changes made under this section A, shall be effective as of January 1, 2002 and for the Plan’s limitation years (as defined in Subsection 10.1.2 of the Plan) ending after December 31, 2001.

2. Effect on Participants. Benefit increases resulting from the increase in the limitations of section 415(b) of the Code, as are reflected in the Plan changes made under paragraph 3 of this section A, shall be provided to all Participants who have at least one Hour of Service on or after the first day of the first limitation year ending after December 31, 2001.

3. Plan Changes. In order to reflect the increase in the limitations of section 415(b) of the Code permitted by EGTRRA, Section 10.1 of the Plan is amended in its entirety to read as follows:

10.1 Maximum Plan Benefit – Separate Limitation as to This Plan.

10.1.1 General Rules. Subject to the other provisions of this Section 10.1 but notwithstanding any other provision of this Plan to the contrary, in no event shall the annual amount of a Participant’s retirement benefit under this

Plan, when expressed in the form of a Single Life Annuity, exceed the maximum permissible benefit. For purposes of this Section 10.1 and subject to the adjustments set forth in the following provisions of this Section 10.1, the “maximum permissible benefit” is the lesser of:

(a) The defined benefit dollar limitation. For purposes of this Section 10.1, the “defined benefit dollar limitation” is $160,000, as adjusted, effective January 1 of each year, under section 415(d) of the Code in such manner as the Secretary of the Treasury or his delegate shall prescribe. A limitation as adjusted under Code section 415(d) shall apply to limitation years ending with or within the calendar year for which the adjustment applies; or

(b) The defined benefit compensation limitation. For purposes of this Section 10.1, the “defined benefit compensation limitation” is 100% of the Participant’s average annual compensation received during the three consecutive calendar years which produce the highest dollar result.

10.1.2 Necessary Terms. For purposes of the restrictions and rules set forth in this Section 10.1, the following terms shall apply:

(a) A Participant’s “compensation” shall refer to his Compensation as defined in Section 10.4 below, as modified pursuant to the provisions of Section 18.16 below; and

(b) The “limitation year” for purposes of the restrictions under this Section 10.1 shall be the Plan Year.

10.1.3 Procedures for Applying Limitation. The determination of whether a Participant’s retirement benefit under the Plan exceeds the maximum permissible benefit shall be made by comparing the annual amount of the equivalent Single Life Annuity determined in Step 1 below with the lesser of the age-adjusted defined benefit dollar limitation determined in Step 2 below and the defined benefit compensation limitation determined in Step 3 below.

(a) Step 1: This Step 1 determines the annual amount of a Single Life Annuity (for purposes of this Subsection 10.1.3, the “equivalent Single Life Annuity”) that, if it was paid to the Participant and commenced as of the commencement date of the Participant’s actual retirement benefit under the Plan (for purposes of this Subsection 10.1.3, the “actual commencement date”), would be: (1) when the form of the Participant’s actual retirement benefit under the Plan is a Single Life Annuity or a Qualified Joint and Survivor Annuity, equal to the annual amount that would apply to the Participant’s actual retirement benefit under the Plan if the provisions of this Section 10.1 were disregarded; or (2) when the form of the Participant’s actual retirement benefit under the Plan is a single sum payment (which is the only form of benefit other than a Single Life

Annuity or Qualified Joint and Survivor Annuity available under the Plan), equal to the annual amount that makes the equivalent Single Life Annuity actuarially equivalent to the Participant’s actual retirement benefit under the Plan determined as if the provisions of this Section 10.1 did not apply. The actuarial assumptions used to determine actuarial equivalence for purposes of clause (2) of the immediately preceding sentence shall be either (1) the factor derived by dividing the highest available single sum amount of the Participant’s retirement benefit under the Plan if paid as of the actual commencement date by the highest monthly amount of the Participant’s retirement benefit if paid in a Single Life Annuity that commences as of the actual commencement date (with both such amounts determined without regard to the provisions of this Article 10 or the requirements of section 415 of the Code) or (2) the combination of the applicable interest rate and the applicable mortality assumption (as such terms are defined in Subsection 10.1.4 below), whichever combination of assumptions produces the greater annual amount for the equivalent Single Life Annuity.

(b) Step 2: This Step 2 determines the defined benefit dollar limitation that applies at the actual commencement date (for purposes of this Subsection 10.1.3, the “age-adjusted defined benefit dollar limitation”). In determining the age-adjusted defined benefit dollar limitation at any date under the following provisions of this Step 2, such age-adjusted defined benefit dollar limitation shall be deemed to reflect a hypothetical annual amount of the Participant’s retirement benefit under the Plan when paid in the form of a Single Life Annuity that commenced as of such date.

(i) If the actual commencement date occurs before the date the Participant first attains age 65 and on or after the date on which the Participant first attains age 62, the age-adjusted defined benefit dollar limitation is equal to the defined benefit dollar limitation set forth in Subsection 10.1.l(a) above (as adjusted for the limitation year that includes the actual commencement date).

(ii) If the actual commencement date occurs before the date on which the Participant first attains age 62, then the age-adjusted defined benefit dollar limitation is equal to the result obtained by reducing, on an actuarially equivalent basis, the age-adjusted defined benefit dollar limitation that would have applied had the actual commencement date been the date on which the Participant first attains age 62. The actuarially equivalent basis used to determine such reduced age-adjusted defined benefit dollar limitation shall be either (1) the factor derived by dividing the highest monthly amount of the Participant’s retirement benefit under the Plan if paid in a Single Life Annuity that commences as of the actual commencement date by the highest monthly amount of the Participant’s retirement benefit under the Plan if paid in a Single Life Annuity that commences upon the Participant’s attainment of age 62 (with both such amounts determined without regard to the provisions of this Article 10 or the requirements of section 415 of the Code) or (2) the combination of an interest rate assumption of 5% per annum and the applicable mortality assumption (as such term is defined in Subsection 10.1.4 below), whichever combination of assumptions produces the lesser age-adjusted defined benefit dollar limitation. Notwithstanding the foregoing provisions of this subparagraph (ii), any adjustment in the dollar limitation otherwise required to apply to a Participant’s retirement benefit under the provisions of this Step 2 shall not reflect any mortality decrement to the extent that the benefit will not be forfeited upon the death of the Participant.

(iii) If the actual commencement date occurs after the date on which the Participant first attains age 65, then the age-adjusted defined benefit dollar limitation is equal to the result obtained by increasing, on an actuarially equivalent basis, the age-adjusted defined benefit dollar limitation that would have applied had the actual commencement date been the date on which the Participant first attains age 65. The actuarially equivalent basis used to determine such increased age-adjusted dollar limit shall be either (1) the factor derived by dividing the highest monthly amount of the Participant’s retirement benefit under the Plan if paid in a Single Life Annuity that commences as of the actual commencement date by the highest monthly amount of the Participant’s retirement benefit under the Plan if paid in a Single Life Annuity that commences upon the Participant’s attainment of age 65 (with both such amounts determined without regard to the provisions of this Article 10 or the requirements of section 415 of the Code) or (2) the combination of an interest rate assumption of 5% per annum and the applicable mortality assumption (as such term is defined in Subsection 10.1.4 below), whichever combination of assumptions produces the lesser age-adjusted defined benefit dollar limitation. Notwithstanding the foregoing provisions of this subparagraph (iii), any adjustment in the dollar limitation otherwise required to apply to a Participant’s retirement benefit under the provisions of this Step 2 shall not reflect any mortality decrement to the extent that the benefit will not be forfeited upon the death of the Participant between the Participant’s attainment of age 65 and the actual commencement date.

(c) Step 3: This Step 3 determines the defined benefit compensation limitation that applies to the Participant. The defined benefit compensation limitation is equal to the amount set forth in Subsection 10.1.1(b) above that applies to the Participant.

The annual amount of the Participant’s retirement benefit under the Plan, when expressed in the form of a Single Life Annuity, shall be reduced to the extent necessary so that, if such reduction would be deemed to apply under the provisions of the Plan that do not include the provisions of this Section 10.1, the annual amount of the equivalent Single Life Annuity determined under Step 1 above would not exceed the lesser of the age-adjusted defined benefit dollar limitation determined under Step 2 above and the defined benefit compensation limitation determined under Step 3 above.

10.1.4 Applicable Interest Rate and Applicable Mortality Assumption.

(a) For purposes of this Section 10.1, the “applicable interest rate” means, with respect to adjusting any benefit or limitation applicable to any single sum form of benefit, the annual interest rate on 30-year Treasury securities for the fifth calendar month which precedes the first calendar month included in the Plan Year in which the applicable benefit is paid (as specified for purposes of defined benefit pension plans by the Secretary of the Treasury or his delegate for that month in revenue rulings, notices, or other guidance).

(b) Also for purposes of this Section 10.1, the “applicable mortality assumption” means, with respect to adjusting any benefit or limitation of a retirement benefit, an appropriate mortality assumption based on the mortality table prescribed by the Secretary of the Treasury or his delegate under section 417(e)(3) of the Code as of the date as of which the applicable retirement benefit begins to be paid or is paid in its entirety. Such table is based on the prevailing commissioners’ standard table (described in section 807(d)(5)(A) of the Code) used to determine reserves for group annuity contracts (without regard to any other subparagraph of section 807(d)(5) of the Code).

10.1.5 Reduction for Participation or Service of Less Than Ten Years.

(a) In the case of a Participant who has less than ten years of participation in this Plan when his retirement benefit commences, the defined benefit dollar limitation shall be adjusted for all purposes of this Section 10.1 (including for purposes of determining the age-adjusted defined benefit dollar limitation described in Step 2 of Subsection 10.1.3 above) so as to be equal to the defined benefit dollar limitation (determined without regard to this Subsection 10.1.5) multiplied by a fraction. The numerator of such fraction is the Participant’s years (and any fraction thereof) of participation in the Plan at the time his benefit commences, and its denominator is ten.

(b) Further, in the case of a Participant who has less than ten years of Vesting Service, the defined benefit compensation limitation shall be adjusted for all purposes of this Section 10.1 (including for purposes of Step 3 of Subsection 10.1.3 above) so as to be equal to such limitation (determined without regard to this Subsection 10.1.5) multiplied by a fraction. The numerator of such fraction is the Participant’s years of Vesting Service, and its denominator is ten.

(c) In no event shall the provisions of paragraph (a) or (b) above reduce the defined benefit dollar limitation or the defined benefit compensation limitation to an amount less than 1/10 of such limitations (determined without regard to this Subsection 10.1.5).

10.1.6 Preservation of Current Accrued Benefit. If a Participant’s current accrued benefit under the Plan as of the first day of the first limitation year beginning on or after January 1, 1987 exceeds the benefit limits set forth in the foregoing provisions of this Section 10.1, then the defined benefit dollar limitation referred to in Subsection 10.1.1(a) above shall be deemed to be not less than such current accrued benefit. For purposes hereof, the Participant’s “current accrued benefit” means his Accrued Benefit under the Plan, determined as of the close of the last limitation year beginning before January 1, 1987 but disregarding any change in the terms and conditions of the Plan after May 5, 1986 and any cost of living adjustment occurring after May 5, 1986.

10.1.7 Combining of Plans. If any other defined benefit plans (as defined in section 414(j) of the Code) in addition to this Plan are maintained by any Affiliated Employer, then the limitations set forth in this Section 10.1 shall be applied as if this Plan and such other defined benefit plans are a single plan. If any adjustment in a Participant’s retirement benefit is required by this Section 10.1, such adjustment shall when necessary be made to the extent possible under the other defined benefit plan or plans in which the Participant actively participated (i.e., performed service which is taken into consideration in determining the amount of his benefit under the benefit formulas of the other plan or plans) at a later point in time (that occurs by the end of the applicable limitation year) than the latest point in time (that occurs by the end of the applicable limitation year) at which he actively participated in this Plan (provided such other plan or plans provide for such adjustment in such situation). To the extent still necessary, such adjustment shall be made under this Plan.

Section B. Increase in Annual Compensation Limit

1. Effective Date. This section B, and the Plan changes made under this section B, shall be effective as of January 1, 2002 and for Plan Years, and limitation years (as defined in Subsection 10.1.2 of the Plan), beginning after December 31, 2001.

2. Plan Changes. In order to reflect the increase in the annual compensation limit of section 401(a)(17) of the Code permitted by EGTRRA, a new Section 18.16 reading as follows is added to the Plan immediately after Plan Section 18.15:

18.16 Increase in Compensation Limit for Periods Beginning After December 31, 2001.

18.16.1 Increase in Limit. Notwithstanding any other provision of the Plan to the contrary (and in lieu of any maximum annual compensation limit set forth in any other provision of the Plan that by its terms or its context relates to the requirements of section 401(a)(17) of the Code), the annual compensation of each Participant taken into account in determining benefit accruals under the Plan in any Plan Year beginning after December 31, 2001 shall not exceed $200,000. Annual compensation means any compensation taken into account under the Plan for a Plan Year or any other 12-month period over which compensation is otherwise determined under the Plan (for purposes of this Section 18.16, a “determination period”), including but not limited to Covered Compensation for any determination period. Notwithstanding the foregoing, for purposes of determining benefit accruals in a Plan Year beginning after December 31, 2001, annual compensation for any determination period that begins prior to January 1, 2002 shall be limited as provided in Subsection 18.16.3 below.

18.16.2 Cost-of-Living Adjustment. The $200,000 limit on annual compensation in Subsection 18.16.1 above shall be adjusted for cost-of- living increases in accordance with section 401(a)(17)(B) of the Code. The cost- of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

18.16.3 Compensation Limit for Prior Determination Periods. In determining benefit accruals in Plan Years beginning after December 31, 2001, the annual compensation limit in Subsection 18.16.1 above for determination periods that begin before January 1, 2002 shall be: $150,000 for any determination period that begins in 1996 or an earlier calendar year; $160,000 for any determination period that begins in 1997, 1998, or 1999; and $170,000 for any determination period that begins in 2000 or 2001.

Section C. Modification of Top Heavy Rules

1. Effective Date. This section C, and the Plan changes made under this section C, shall be effective as of January 1, 2002 and apply for purposes of determining whether the Plan is a top heavy plan under section 416(g) of the Code for Plan Years beginning after December 31, 2001 and whether the Plan satisfies the minimum benefit requirements of section 416(c) of the Code for such years.

2. Plan Changes. In order to reflect the modification of the top heavy rules of section 416 of the Code permitted by EGTRRA, Article 17 of the Plan is amended in its entirety to read as follows:

ARTICLE 17

TOP HEAVY PROVISIONS

17.1 Determination of Whether Plan Is Top Heavy. For purposes of this Article 17, this Plan shall be considered a “Top Heavy Plan” for any Plan Year beginning after December 31, 2001 (for purposes of the first two sentences of this Section 17.1, the “subject Plan Year”) if, and only if, (1) this Plan is an Aggregation Group Plan during at least part of the subject Plan Year, and (2) the ratio of the total Present Value of all accrued benefits of Key Employees under all Aggregation Group Plans to the total Present Value of all accrued benefits of both Key Employees and Non-Key Employees under all Aggregation Group Plans equals or exceeds 0.6. All calculations called for in clauses (1) and (2) above with respect to this Plan and with respect to the subject Plan Year shall be made as of this Plan’s Determination Date which is applicable to the subject Plan Year, and all calculations called for under clause (2) above with respect to any Aggregation Group Plan other than this Plan and with respect to the subject Plan Year shall be made as of that plan’s Determination Date which is applicable to such plan’s plan year that has its Determination Date fall within the same calendar year as the Determination Date being used by this Plan for the subject Plan Year. For the purpose of this Article 17, the following terms shall have the meanings hereinafter set forth:

17.1.1 Aggregation Group Plan. “Aggregation Group Plan” refers, with respect to any plan year of such plan, to a plan (1) which qualifies under Code section 401(a), (2) which is maintained by an Affiliated Employer, and (3) which either includes a Key Employee as a participant (determined as of the Determination Date applicable to such plan year) or allows another plan qualified under Code section 401(a), maintained by an Affiliated Employer, and so including at least one Key Employee as a participant to meet the requirements of section 401(a)(4) or section 410(b) of the Code. In addition, if the Company so decides, any plan which meets clauses (1) and (2) but not (3) of the immediately preceding sentence shall be treated as an “Aggregation Group Plan” with respect to any plan year of such plan if the group of such plan and all other Aggregation Group Plans will meet the requirements of section 401(a)(4) and 410(b) of the Code with such plan being taken into account.

17.1.2 Determination Date. The “Determination Date” which is applicable to any plan year of an Aggregation Group Plan refers to the last day of the immediately preceding plan year (except that, for the first plan year of such a plan, the “Determination Date” applicable to such plan year shall be the last day of such first plan year).

17.1.3 Key Employee. With respect to any Aggregation Group Plan and as of any Determination Date that applies to a plan year of such plan, a

“Key Employee” refers to a person who at any time during the plan year ending on the subject Determination Date is:

(a) An officer of an Affiliated Employer, provided such person receives compensation from the Affiliated Employers of an amount greater than $130,000 (as adjusted under section 416(i) of the Code for plan years beginning after December 31, 2002) for the applicable plan year. For this purpose, no more than 50 employees (or, if less, the greater of three or 10% of the employees of all of the Affiliated Employers) shall be treated as officers;

(b) A 5% or more owner of any Affiliated Employer; or

(c) A 1% or more owner of any Affiliated Employer who receives compensation of $150,000 or more from the Affiliated Employers for the applicable plan year.

For purposes of paragraphs (b) and (c) above, a person is considered to own 5% or 1%, as the case may be, of an Affiliated Employer if he owns (or is considered as owning within the meaning of Code section 318, except that subparagraph (C) of Code section 318(a)(2) shall be applied by substituting “5%” for “50%”) at least 5% or 1%, as the case may be, of either the outstanding stock or the voting power of all stock of the Affiliated Employer (or, if the Affiliated Employer is not a corporation, at least 5% or 1%, as the case may be, of the capital or profits interest in the Affiliated Employer). Further, for purposes of this entire Subsection 17.1.3, the term “Key Employee” includes any person who is deceased as of the subject Determination Date but who when alive had been a Key Employee at any time during the plan year ending on the subject Determination Date, and any accrued benefit payable to his beneficiary shall be deemed to be the accrued benefit of such person.

17.1.4 Non-Key Employee. With respect to any Aggregation Group Plan and as of any Determination Date that applies to a plan year of such plan, a “Non-Key Employee” refers to a person who at any time during the plan year ending on the subject Determination Date is an employee of an Affiliated Employer and who has never been considered a Key Employee as of such or any earlier Determination Date. Further, for purposes of this Subsection 17.1.4, the term “Non-Key Employee” includes any person who is deceased as of the subject Determination Date and who when alive had been an employee of an Affiliated Employer at any time during the plan year ending on the subject Determination Date, but had not been a Key Employee as of the subject or any earlier Determination Date, and any accrued benefit payable to his beneficiary shall be deemed to be the accrued benefit of such person.

17.1.5 Present Value of Accrued Benefits.

(a) For any Aggregation Group Plan which is a defined benefit plan (as defined in Code section 414(j)), including such a plan which has been terminated, the “Present Value” of a participant’s accrued benefit, as determined as of any Determination Date, refers to the single sum value (calculated as of the latest Valuation Date which coincides with or precedes such Determination Date and in accordance with the actuarial assumptions referred to in the next sentence) of the monthly retirement or termination benefit which the participant had accrued under such plan to such Valuation Date. For this purpose, the actuarial assumptions to be used shall be the same actuarial assumptions used under the Plan for valuing single sum forms of benefit which are in effect on the latest Valuation Date which coincides with or precedes such Determination Date. Also, for this purpose, such accrued monthly retirement or termination benefit is calculated as if it was to first commence as of the first day of the month next following the month the participant first attains his normal retirement age under such plan (or, if such normal retirement age had already been attained, as of the first day of the month next following the month in which occurs such Valuation Date) and as if it was to be paid in the form of a single life annuity. Further, the accrued benefit of any participant under such plan (other than a participant who is a Key Employee) shall be determined under the method which is used for accrual purposes for all defined benefit plans of the Affiliated Employers (or, if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rates permitted under the fractional rule of section 411(b)(1)(C) of the Code). In addition, the dollar amount of any distributions made from the plan (including the value of any annuity contract distributed from the plan) actually paid to such participant prior to the subject Valuation Date but still within the plan year ending on the subject Determination Date shall be added in calculating such “Present Value” of the participant’s accrued benefit.

(b) For any Aggregation Group Plan which is a defined contribution plan (as defined in Code section 414(i)), including such a plan which has been terminated, the “Present Value” of a participant’s accrued benefit, as determined as of any Determination Date, refers to the sum of (1) the total of the participant’s account balances under the plan (valued as of the latest Valuation Date which coincides with or precedes such Determination Date), and (2) an adjustment for contributions due as of such Determination Date. In the case of a profit sharing or stock bonus plan, the adjustment in clause (2) above shall be the amount of the contributions, if any, actually made after the subject Valuation Date but on or before such Determination Date (and, in the case of the first plan year, any amounts contributed to the plan after such Determination Date which are allocated as of a date in such first plan year). In the case of a money purchase pension or target benefit plan, the adjustment in clause (2) above shall be the amount of the contributions, if any, which are either actually made or due to be made after the subject Valuation Date but before the expiration of the period allowed for meeting minimum funding requirements under Code section 412 for the plan year which includes the subject Determination Date. In addition, the value of any distributions made from the plan (including the value of any annuity contract distributed from the plan) actually paid to such participant prior to the subject Valuation Date but still within the plan year ending on the subject Determination Date shall be added in calculating such “Present Value” of the participant’s accrued benefit.

(c) In the case of any rollover (as defined in the appropriate provisions of the Code), or a direct plan-to-plan transfer, to or from a subject Aggregation Group Plan, which rollover or transfer is both initiated by a participant and made between a plan maintained by an Affiliated Employer and a plan maintained by an employer other than an Affiliated Employer, (1) the Aggregation Group Plan, if it is the plan from which the rollover or transfer is made, shall count the amount of the rollover or transfer as a distribution made as of the date such amount is distributed by such plan in determining the “Present Value” of the participant’s accrued benefit under paragraph (a) or (b) above, as applicable, and (2) the Aggregation Group Plan, if it is the plan to which the rollover or transfer is made, shall not so consider the amount of the rollover or transfer as part of the participant’s accrued benefit in determining such “Present Value” if such rollover or transfer was or is accepted after December 31, 1983 and shall so consider such amount if such rollover or transfer was accepted prior to January 1, 1984.

(d) In the case of any rollover (as defined in the appropriate provisions of the Code), or a direct plan-to-plan transfer, to or from a subject Aggregation Group Plan, which rollover or transfer is not described in paragraph (c) above, (1) the subject Aggregation Group Plan, if it is the plan from which the rollover or transfer is made, shall not consider the amount of the rollover or transfer as part of the participant’s accrued benefit in determining the “Present Value” thereof under paragraph (a) or (b) above, as applicable, and (2) the subject Aggregation Group Plan, if it is the plan to which the rollover or transfer is made, shall consider the amount of the rollover or transfer when made as part of the participant’s accrued benefit in determining such “Present Value.”

(e) As is noted in paragraphs (a) and (b) above, the “Present Value” of any participant’s accrued benefit under any Aggregation Group Plan (that is either a defined benefit plan or a defined contribution plan) as of any Determination Date includes the value of any distribution from such a plan actually paid to such participant prior to the last Valuation Date which coincides with or precedes such Determination Date but still within the plan year ending on the subject Determination Date. This rule shall also apply to any distribution under any terminated defined benefit or defined contribution plan which, if it had not been terminated, would have been required to be included as an Aggregation Group Plan.

(f) Notwithstanding the foregoing provisions, the “Present Value” of a participant’s accrued benefit under any Aggregation Group Plan (that is either a defined benefit plan or a defined contribution plan) as of any Determination Date shall be deemed to be zero if the participant has not performed services for any Affiliated Employer at any time during the plan year ending on the subject Determination Date.

17.1.6 Valuation Date. A “Valuation Date” refers to: (1) in the case of an Aggregation Group Plan that is a defined benefit plan (as defined in Code section 414(j)), the date as of which the plan actuary computes plan costs for minimum funding requirements under Code section 412 (except that, for an Aggregation Group Plan that is a defined benefit plan which has terminated, a “Valuation Date” shall be deemed to be the same as a Determination Date); and (2) in the case of an Aggregation Group Plan that is a defined contribution plan (as defined in Code section 414(i)), the date as of which plan income, gains, and/or contributions are allocated to plan accounts of participants.

17.1.7 Compensation. For purposes hereof, a participant’s “compensation” shall refer to his Compensation as defined in Section 10.4 above, as modified pursuant to the provisions of Section 18.16 below.

17.2 Effect of Top Heavy Status on Vesting. If for any Plan Year this Plan is a Top Heavy Plan, then any Participant who is a Participant at some time during such Plan Year and who ceases to be an Employee during such or any later Plan Year prior to being entitled to any other retirement benefit under the Plan, but after completing at least three years of Vesting Service (not including any years of Vesting Service completed after the last Plan Year in which this Plan is considered a Top Heavy Plan), shall still be entitled to a retirement benefit under the Plan (unless he dies before the commencement date of the benefit). The provisions of Article 7 above (concerning, e.g., the commencement date and form of payment), Article 8 above (concerning certain death benefits), Article 9 above (concerning certain “transition” and other benefits), Article 10 above (concerning maximum benefit limits and restrictions on benefits for highly paid participants), and Article 11 above (concerning certain miscellaneous benefit matters) shall apply to the payment of any retirement benefit payable under this Section 17.2 as if such retirement benefit was described in Article 6 above.

17.3 Effect of Top Heavy Status on Benefit Amounts.

17.3.1 For any Plan Year in which this Plan is considered a Top Heavy Plan, the annual amount (if paid in the form of an annuity) or the single sum amount (if paid in the form of a single sum payment) of any retirement benefit to which a Participant becomes entitled under the Plan shall not: (1) if paid in the form of a Single Life Annuity that commences as of the later of the

Participant’s Normal Retirement Date or the date as of which the Participant’s retirement benefit under the Plan commences (for purposes of this Subsection 17.3.1, the Participant’s “normal commencing Single Life Annuity”), be less than the product obtained by multiplying (x) 2% of the Participant’s average annual compensation (as defined below) by (y) the Participant’s years of service (as defined below), up to but not exceeding ten such years; and (2) if paid in any form of benefit and/or as of any commencement date other than the form of benefit and commencement date that apply under a normal commencing Single Life Annuity, be less than the annual amount or single sum amount (as appropriate) that makes the Participant’s retirement benefit that is paid in such other form and/or as of such other commencement date actuarially equivalent to the minimum retirement benefit that is described in clause (1) above when such retirement benefit is paid in the form of a normal commencing Single Life Annuity.

17.3.2 For purposes of this Section 17.3, a Participant’s “average annual compensation” refers to the annual average of his compensation received from the Affiliated Employers for the five consecutive calendar years which produce the highest result (excluding from consideration, however, compensation received in any Plan Year which began prior to January 1, 1984, in any calendar year which begins after the end of the last Plan Year in which the Plan is considered a Top Heavy Plan, and in any calendar year which does not end during a year of service).

17.3.3 For purposes of this Section 17.3, except as provided below, a Participant’s “years of service” shall include each period for which the Participant is credited with a year of Vesting Service, regardless of the Participant’s level of compensation during such period and regardless of whether the Participant is employed on any particular date during such period (such as the last day of such period). Notwithstanding the foregoing, a Participant’s “years of service” for purposes of this Section 17.3 shall not include any period which began prior to January 1, 1984, any period which is not included at least in part in a Plan Year as of which the Plan is considered a Top Heavy Plan, or any period which occurs during a Plan Year when the Plan benefits (within the meaning of section 410(b) of the Code) no Key Employee or former Key Employee.

Section D. Direct Rollovers of Plan Distributions

1. Effective Date. This section D, and the Plan changes made under this section D, shall be effective as of January 1, 2002 and apply to distributions made under the Plan after December 31, 2001.

2. Plan Changes. In order to reflect the modification of the direct rollover requirements of section 401(a)(31) of the Code permitted by EGTRRA, Section 11.8 of the Plan is amended in its entirety to read as follows:

11.8 Direct Rollover Distributions.

11.8.1 Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section 11.8, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution otherwise payable to him paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

11.8.2 For purposes of this Section 11.8, the following terms shall have the meanings indicated below:

(a) An “eligible rollover distribution” means, with respect to any distributee, any distribution of all or any portion of the entire benefit otherwise payable under the Plan to the distributee, except that an eligible rollover distribution does not include: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; or (2) any distribution to the extent such distribution is required to be made under section 401(a)(9) of the Code. For purposes of this paragraph (a), a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income; however, such portion may be paid only to an individual retirement account or annuity described in section 408(a) or (b) of the Code or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(b) An “eligible retirement plan” means, with respect to any distributee’s eligible rollover distribution, an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, an annuity contract described in section 403(b) of the Code, an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, or a qualified trust described in section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. This definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 206(d)(3) of ERISA and section 414(p) of the Code.

(c) A “distributee” means a Participant. In addition, a Participant’s surviving spouse, or a Participant’s spouse or former spouse who is the alternate payee under a qualified domestic relations order (as defined in section 206(d)(3) of ERISA and section 414(p) of the Code), is a distributee with regard to any interest of the Participant which becomes payable under the Plan to such spouse or former spouse.

(d) A “direct rollover” means, with respect to any distributee, a payment by the Plan to an eligible retirement plan specified by the distributee.

11.8.3 The Committee may prescribe reasonable rules in order to provide for the Plan to meet the provisions of this Section 11.8. Any such rules shall comply with the provisions of Code section 401(a)(31) and any applicable Treasury regulations which are issued with respect to the direct rollover requirements. For example, subject to meeting the provisions of Code section 401(a)(31) and applicable Treasury regulations, the Committee may: (1) prescribe the specific manner in which a direct rollover shall be made by the Plan, whether by wire transfer to the eligible retirement plan, by mailing a check to the eligible retirement plan, by providing the distributee a check made payable to the eligible retirement plan and directing the distributee to deliver the check to the eligible retirement plan, and/or by some other method; (2) prohibit any direct rollover of any eligible rollover distributions payable during a calendar year to a distributee when the total of such distributions is less than $200; or (3) refuse to make a direct rollover of an eligible rollover distribution to more than one eligible retirement plan.

Section E. Change in Applicable Mortality Table

1. Effective Date. This section E, and the Plan changes made under this section E, shall be effective as of December 31, 2002 and apply to Plan distributions of benefits with commencement dates (as defined in Section 11.3 of the Plan) on or after December 31, 2002.

2. Plan Changes. In order to reflect the change in the applicable mortality table prescribed by Revenue Ruling 2001-62, a new Section 18.17 reading as follows is added to the Plan immediately after Plan Section 18.16:

18.17 Change in Applicable Mortality Table for Distributions Commencing On or After December 31, 2002.

18.17.1 Effective Date. This section shall be effective as of December 31, 2002 and for Plan benefits with commencement dates on or after such date.

18.17.2 Notwithstanding any other Plan provisions to the contrary, effective as of the date determined under Subsection 18.17.1 above and for Plan benefits with commencement dates on or after such date, the applicable mortality table defined in Subsection 10.1.4(b) above when used for all purposes described in Section 10.1 above shall be deemed to be the table prescribed in Revenue Ruling 2001 -62.

18.17.3 Notwithstanding any other Plan provisions to the contrary, effective as of the date determined under Subsection 18.17.1 above and for Plan benefits with commencement dates on or after such date, the applicable mortality table defined in Subsection 11.5.4 above when used for all provisions of the Plan that refer to the applicable mortality table (other than Section 10.1 above) shall be deemed to be the table prescribed in Revenue Ruling 2001-62.

IN ORDER TO EFFECT THE FOREGOING PLAN CHANGES, Broadwing Inc., the Plan sponsor, has caused its name to be subscribed to this Plan amendment this 31 day of December, 2002.

BROADWING INC.

By:	/s/ Jeffery C. Smith
Jeffery C. Smith
Title:	Chief Human Resources Officer General Counsel and Corporate Secretary

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